Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is made and entered into as of February 9, 2018 by and between Growlife, Inc., a Delaware corporation (the “Company”), and St. George Investments LLC, a Utah limited liability company (the “Purchaser”).

Recitals

Whereas, the Company desires to issue and sell to the Purchaser: (a) shares of Common Stock (the “Shares”) of the Company, par value $0.0001 per share (the “Common Stock”); and (b) a Warrant to Purchase Shares of Common Stock in substantially the form attached hereto as Exhibit A (the “Warrant,” and together with the Shares, the “Securities”); and

Whereas, the Purchaser desires to purchase such Securities from the Company on the terms and conditions set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Agreement To Sell And Purchase.

The Purchaser hereby agrees to purchase, and the Company hereby agrees to sell and issue to the Purchaser for an aggregate purchase price of $1,000,000.00 (the “Purchase Price”): (a) 48,687,862 Shares of newly issued restricted Common Stock of the Company; and (b) the Warrant. In the event of any stock split, stock combination, recapitalization, stock dividend, or similar transaction that occurs prior to the Company’s delivery of any Shares pursuant to the terms hereof, the number of Shares shall be adjusted accordingly based on such stock split, stock combination, recapitalization, stock dividend, or similar transaction.

2.
Closing, Delivery And Payment.

The closing of the sale and purchase of the Securities under this Agreement (the “Closing”) will take place simultaneously with the execution of this Agreement or at such other time as the parties may otherwise agree. The Closing shall occur by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah. At the Closing, the Purchaser will pay the entire Purchase Price for the Securities by wire transfer of immediately available funds to such account as may be designated by the Company; provided, however, that the Company may designate that all or a portion of the Purchase Price shall be paid to the Company in one or more tranches (each, a “Tranche”) at and/or following the Closing, in which event the Purchaser agrees to deliver the Purchase Price in separate Tranches as and when requested by the Company. In the event the Purchase Price is paid in Tranches, the Company and the Purchaser agree to allocate the Shares pro rata to each Tranche, such that each time the Purchaser delivers a Tranche of the Purchase Price to the Company, the Purchase Price for the number of Shares allocated to such Tranche (based on the Purchase Price per Share the Purchaser is paying hereunder) will be deemed to have been paid in full when such Tranche is paid; provided, however, that the Company acknowledges and agrees that the Warrant shall be deemed to have been paid in full upon the Purchaser’s delivery of the initial Tranche of the Purchase Price to the Company. Upon Purchaser’s payment of each Tranche of the Purchase Price, the Company will deliver the applicable Shares within three (3) days of the Closing. Upon execution of this Agreement, the Company will cause to be executed and delivered to the Purchaser: (a) the Warrant; (b) an Irrevocable Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit B (the “TA Letter”) executed by the Company and the Company’s transfer agent (the “Transfer Agent”); (c) a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit C (the “Secretary’s Certificate”) evidencing the Company’s approval of this Agreement and the other Transaction Documents (as defined below); (d) the Officer’s Certificate (as defined below); and (e) a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit D (the “Share Issuance Resolution”, and together with this Agreement, the Warrant, the TA Letter, the Officer’s Certificate, and the Secretary’s Certificate, the “Transaction Documents”).

3.
Representations, Warranties and Covenants of the Company.

The Company hereby represents, warrants and covenants to the Purchaser that as of the Closing and each date Shares are delivered to the Purchaser pursuant to the terms hereof:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to (i) own, operate and occupy its properties and to carry on its business as presently conducted, and (ii) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect.

(b) All necessary corporate proceedings, votes, resolutions and approvals relating to the issuance and sale of the Shares will have been completed by the Company. Upon execution, this Agreement will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) The Shares purchased pursuant to this Agreement and all shares of Common Stock issued pursuant to the Warrant (the “Warrant Shares”) will be, upon issuance and payment by the Purchaser of the initial Tranche of the Purchase Price in accordance with this Agreement, duly authorized, validly issued, fully paid, non-assessable, and free of all liens, claims and encumbrances.

(d) There is no action, suit, investigation or proceeding pending against or, to the knowledge of the Company, threatened against or affecting, the Company as of the date hereof which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

(e) No insolvency or bankruptcy proceedings of any nature are pending against or with respect to the Company under the laws of the United States or any state or any foreign jurisdiction.

(f) The Company has sufficient authorized and unissued shares of Common Stock available to sell and deliver the Shares within the applicable time period and to issue the Warrant Shares pursuant to the terms of the Warrant.

(g) No further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of the Company is required to be obtained by the Company for the issuance of the Securities to the Purchaser or the entering into of the Transaction Documents.

(h) None of the Company’s filings with the United States Securities and Exchange Commission (the “SEC”) contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(i) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the 1934 Act (as defined below) on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension.

(j) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the Company or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Documents.

(k) The Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act.

(l) The Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act (as defined below).

(m) Neither the Purchaser nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to the Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, the Company is not relying on any representation, warranty, covenant or promise of the Purchaser or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents.

(n) The Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 6.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein.

(o) On the date hereof, the Company will reserve 70,000,000 shares of Common Stock from its authorized and unissued Common Stock to provide for all issuances of Common Stock under the Warrant (the “Share Reserve”). The Company further agrees to add additional shares of Common Stock to the Share Reserve in increments of 5,000,000 shares as and when requested by the Purchaser if as of the date of any such request the number of shares being held in the Share Reserve is less than three (3) times the number of Delivery Shares (as defined in the Warrant) that would be required to be delivered to the Purchaser in order to effect a complete exercise of the Warrant pursuant to the terms thereof. The Company shall further require the Transfer Agent to hold the shares of Common Stock reserved pursuant to the Share Reserve exclusively for the benefit of the Purchaser and to issue such shares to the Purchaser promptly upon the Purchaser’s delivery of an exercise notice. Finally, the Company shall require the Transfer Agent to issue shares of Common Stock pursuant to the Warrant to the Purchaser out of its authorized and unissued shares, and not the Share Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Share Reserve. The Transfer Agent shall only issue shares out of the Share Reserve to the extent there are no other authorized shares available for issuance and then only with the Purchaser’s written consent.

(p) So long as the Purchaser beneficially owns any of the Securities and for at least twenty (20) Trading Days (as defined below) thereafter, the Company will timely file on the applicable deadline all reports required to be filed with the Securities Exchange Act of 1934, as amended (the “1934 Act”), pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144 of the Securities Act of 1933 Act, as amended (the “1933 Act”), is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. For purposes hereof, the term “Trading Day” means any day on which the New York Stock Exchange is open for trading.

(q) The Common Stock shall be listed or quoted for trading on any of (i) NYSE, (ii) NASDAQ, (iii) OTCQX, (iv) OTCQB, or (v) OTCPink.

(r) When issued, the Shares and the Warrant Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances.

(s) Trading in the Company’s Common Stock will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on the Company’s principal trading market.

(t) The Company will not issue any warrant which permits cashless exercise thereof, other than the Warrant, without first granting the Purchaser a period of at least two (2) Trading Days to review such warrant prior to its issuance.

(u) For so long as the Warrant remains outstanding, the Company will not make any Variable Security Issuance (as defined below) without the Purchaser’s prior written consent, which consent shall not be unreasonably withheld (for the avoidance of doubt, and without limitation, it shall not be unreasonable for Purchaser to withhold its consent if any Variable Security Issuance would have a dilutive effect on Purchaser’s ownership of Common Stock). For purposes hereof, the term “Variable Security Issuance” means any issuance of any Company securities that (i) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Common Stock, or (ii) are or may become convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Common Stock, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition. For avoidance of doubt, the issuance of shares of Common Stock under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Variable Security Issuance for purposes hereof if the number of shares of Common Stock to be issued is based upon or related in any way to the market price of the Common Stock, including, but not limited to, Common Stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

(v) At the Closing and on the first day of each calendar quarter for so long as the Warrant remains outstanding or on any other date during which the Warrant is outstanding, as may be requested by the Purchaser, the Company shall cause its Chief Executive Officer to provide to the Purchaser a certificate in substantially the form attached hereto as Exhibit E (the “Officer’s Certificate”) certifying in his capacity as Chief Executive Officer that the Company has not issued any warrant with a cashless exercise provision and that the Company has not made any Variable Security Issuance since the Closing.

4.
Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company that as of the Closing hereunder:

(a) The Purchaser has full power and authority to enter into this Agreement. Upon execution, this Agreement will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b) The Shares will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same except in compliance with applicable U.S. securities laws.

(c) The Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act.

(d) The Purchaser represents and warrants that Purchaser is solely responsible for and shall file all beneficial ownership reporting forms timely with the SEC as required by Section 16 (Form 3, Form 4 and Form 5) and Schedule 13D or 13G, as applicable.

5.              Ownership Limitation.

Notwithstanding anything to the contrary contained in this Agreement, if at any time the Purchaser shall or would be issued shares of Common Stock hereunder, but such issuance would cause the Purchaser (together with its affiliates) to own a number of shares exceeding the Maximum Percentage (as defined in the Warrant), the Company must not issue to the Purchaser shares of the Common Stock which would exceed the Maximum Percentage. The shares of Common Stock issuable to the Purchaser that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. The Company will reserve the Ownership Limitation Shares for the exclusive benefit of the Purchaser. From time to time, the Purchaser may notify the Company in writing of the number of the Ownership Limitation Shares that may be issued to the Purchaser without causing the Purchaser to exceed the Maximum Percentage. Upon receipt of such notice, the Company shall be unconditionally obligated to immediately issue such designated shares to the Purchaser, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the 1934 Act, as amended. By written notice to the Company, the Purchaser may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of the Purchaser.

6.
Miscellaneous.

6.1              Arbitration. By its execution of this Agreement, each party agrees to be bound by the Arbitration Provisions set forth as Exhibit F to this Agreement (the “Arbitration Provisions”) and the parties agree to submit all Claims (as defined in the Arbitration Provisions) arising under this Agreement or any of the other Transaction Documents or other agreement between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions.

6.2              Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to this Agreement or any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder or under any Transaction Document pursuant to the Arbitration Provisions, each party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all Claims in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum.

6.3              Entire Agreement; Amendments. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Except as otherwise expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Purchaser.

6.4              Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to be effective upon delivery when delivered (a) personally; (b) by facsimile, provided a positive transmission report is received and a copy is mailed no later than the next business day through a nationally recognized overnight delivery service; (c) by overnight delivery with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications will be, in the case of the Purchaser:

St. George Investments LLC
Attn: John Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601
jfife@chicagoventure.com

with a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
Attn: Jon Hansen
3051 West Maple Loop Drive
Suite 325
Lehi, Utah 84043
jhansen@hbaalaw.com

and in the case of the Company:

Growlife, Inc.
Attn: Marco Hegyi
5400 Carillon Point
Kirkland, Washington 98033

or at such other address and facsimile number as the receiving party will have furnished to the sending party in writing.

6.5              Survival. The representations, warranties, covenants and agreements made and incorporated by reference herein will survive any investigation made by or on behalf of the Purchaser or the Company, and will survive until the date that is two (2) years following the date of the final Closing that occurs hereunder.

6.6              Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto. The Purchaser may transfer or assign all or any portion of its rights under this Agreement to any person or entity permitted under applicable securities laws, so long as Purchaser has obtained the express written consent of the Company, which consent shall not be unreasonably withheld.

6.7              Interpretations. All pronouns and any variations thereof will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require. All references to “$” or dollars herein will be construed to refer to United States dollars. The titles of the Sections and subsections of this Agreement are for convenience or reference only and are not to be considered in construing this Agreement. All references to “including” shall be deemed to mean “including, without limitation.”

6.8              Severability. In case any provision of this Agreement is determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

6.9              Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or collect any amounts owed hereunder, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation, collection and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

6.10              Counterparts. This Agreement may be executed in counterparts, each of which when so executed and delivered will constitute a complete and original instrument but all of which together will constitute one and the same agreement, and it will not be necessary when making proof of this Agreement or any counterpart thereof to account for any counterpart other than the counterpart of the party against whom enforcement is sought.

6.11              No Reliance. The Company acknowledges and agrees that neither the Purchaser nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to the Company or any of its officers, directors, representatives, agents or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, the Company is not relying on any representation, warranty, covenant or promise of the Purchaser or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement.

6.12              Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

6.13              Voluntary Agreement. The Company has carefully read this Agreement and has asked any questions needed for the Company to understand the terms, consequences and binding effect of this Agreement. The Company has had the opportunity to seek the advice of an attorney of the Company’s choosing and is executing this Agreement voluntarily and without any duress or undue influence by the Purchaser or anyone else.

6.14              Specific Performance. The Company acknowledges and agrees that irreparable damage would occur to the Purchaser in the event that the Company fails to perform any provision of this Agreement in accordance with its specific terms. It is accordingly agreed that the Purchaser shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Purchaser may be entitled hereunder, by law or at equity. For the avoidance of doubt, in the event the Purchaser seeks to obtain an injunction against the Company or specific performance of any provision of this Agreement, such action shall not be a waiver of any right of the Purchaser under this Agreement, at law, or in equity.

6.15              No Changes; Signature Pages. The Company, as well as the person signing each Transaction Document on behalf of the Company, represents and warrants to the Purchaser that it has not made any changes to this Agreement or any other Transaction Document except those that have been conspicuously disclosed to the Purchaser in a “redline” or similar draft of the applicable Transaction Document, which clearly marks all changes the Company has made to the applicable Transaction Document. Moreover, the versions of the Transaction Documents signed by the Company are the same versions the Purchaser delivered to the Company as being the “final” versions of the Transaction Documents and the Company represents and warrants that it has not made any changes to such “final” versions of the Transaction Documents and that the versions the Company signed are the same versions the Purchaser delivered to it. In the event the Company has made any changes to any Transaction Document that are not conspicuously disclosed to the Purchaser in a “redline” or similar draft of the applicable Transaction Document and that have not been explicitly accepted and agreed upon by the Purchaser, the Company acknowledges and agrees that any such changes shall not be considered part of the final document set. Finally, and in furtherance of the foregoing, the Company agrees and authorizes the Purchaser to compile the “final” versions of the Transaction Documents, which shall consist of the Company’s executed signature pages for all Transaction Documents being applied to the last set of the Transaction Documents that the Purchaser delivered to the Company, and the Company agrees that such versions of the Transaction Documents that have been collated by the Purchaser shall be deemed to be the final versions of the Transaction Documents for all purposes.

6.16              Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the Warrant Shares, Exercise Shares (as defined in the Warrant), Delivery Shares (as defined in the Warrant), Market Price (as defined in the Warrant), or VWAP (as defined in the Warrant) (each, a “Calculation”), the Company or the Purchaser (as the case may be) shall submit any disputed Calculation via email or facsimile with confirmation of receipt (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to the Company or the Purchaser (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Purchaser learned of the circumstances giving rise to such dispute. If the Purchaser and the Company are unable to agree upon such Calculation within two (2) Trading Days of such disputed Calculation being submitted to the Company or the Purchaser (as the case may be), then the Purchaser will promptly submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). The Purchaser shall cause Unkar Systems to perform the Calculation and notify the Company and the Purchaser of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, no extension of the Delivery Date (as defined in the Warrant) shall be granted and the Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, the Purchaser may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by the Purchaser.

[signatures on following page]

In Witness Whereof, the parties hereto have executed this Securities Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY: GROWLIFE, INC. By: /s/ Marco Hegyi Marco Hegyi, CEO
PURCHASER: ST. GEORGE INVESTMENTS LLC By: Fife Trading, Inc., its Manager By: /s/ John M. Fife John M. Fife, President

*************
Exhibits

Exhibit A
Warrant
Exhibit B
Transfer Agent Letter
Exhibit C
Secretary’s Certificate
Exhibit D
Share Issuance Resolution
Exhibit E
Officer’s Certificate
Exhibit F
Arbitration Provisions

Exhibit A

THIS WARRANT AND THE COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE HEREUNDER MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR ANY SHARES ISSUABLE HEREUNDER UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GROWLIFE, INC. OR ITS TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED.

GROWLIFE, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

1. Issuance. For good and valuable consideration as set forth in the Purchase Agreement (as defined below), including without limitation the initial Tranche (as defined in the Purchase Agreement) of the Purchase Price (as defined in the Purchase Agreement), the receipt and sufficiency of which are hereby acknowledged by Growlife, Inc., a Delaware corporation (“Company”); St. George Investments LLC, a Utah limited liability company, its successors and/or registered assigns (“Investor”), is hereby granted the right to purchase at any time on or after the Issue Date (as defined below) until the date which is the last calendar day of the month in which the fifth anniversary of the Issue Date occurs (the “Expiration Date”), 48,687,862 fully paid and non-assessable shares (the “Warrant Shares”) of Company’s common stock, par value $0.0001 per share (the “Common Stock”), as such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant to Purchase Shares of Common Stock (this “Warrant”).

This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement dated February 9, 2018, to which Company and Investor are parties (as the same may be amended from time to time, the “Purchase Agreement”). Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference. Moreover, to the extent any defined terms herein are defined in any other Transaction Document (as so noted herein), such defined term shall remain applicable in this Warrant even if the other Transaction Document has been released, satisfied, or is otherwise cancelled. This Warrant was issued to Investor on February 9, 2018 (the “Issue Date”).

2. Exercise of Warrant.

General.

This Warrant is exercisable in whole or in part at any time and from time to time commencing on the Issue Date and ending on the Expiration Date. Such exercise shall be effectuated by submitting to Company (either by delivery to Company or by email or facsimile transmission) a completed and signed Notice of Exercise substantially in the form attached to this Warrant as Exhibit A (the “Notice of Exercise”). The date a Notice of Exercise is either faxed, emailed or delivered to Company shall be the “Exercise Date,” provided that, if such exercise represents the full exercise of the outstanding balance of this Warrant, Investor shall tender this Warrant to Company within five (5) Trading Days thereafter, but only if the Delivery Shares to be delivered pursuant to the Notice of Exercise have been delivered to Investor as of such date. The Notice of Exercise shall be executed by Investor and shall indicate (i) the number of Delivery Shares to be issued pursuant to such exercise, and (ii) if applicable (as provided below), whether the exercise is a cashless exercise.

Notwithstanding any other provision contained herein or in any other Transaction Document to the contrary, at any time prior to the Expiration Date, Investor may elect a “cashless” exercise of this Warrant for any Warrant Shares whereby Investor shall be entitled to receive a number of shares of Common Stock equal to (i) the excess of the Current Market Value over the aggregate Exercise Price of the Exercise Shares, divided by (ii) the Adjusted Price.

If the Notice of Exercise form elects a “cash” exercise, the Exercise Price per share of Common Stock for the Delivery Shares shall be payable, at the election of Investor, in cash or by certified or official bank check or by wire transfer in accordance with instructions provided by Company at the request of Investor.

Upon the appropriate payment to Company, if any, of the Exercise Price for the Delivery Shares, Company shall promptly, but in no case later than the date that is three (3) Trading Days following the date the Exercise Price is paid to Company (or with respect to a “cashless exercise,” the date that is three (3) Trading Days following the Exercise Date) (the “Delivery Date”), deliver or cause Company’s Transfer Agent to deliver the applicable Delivery Shares electronically via the DWAC system to the account designated by Investor on the Notice of Exercise. If for any reason Company is not able to so deliver the Delivery Shares via the DWAC system, notwithstanding its best efforts to do so, Company shall instead, on or before the applicable date set forth above in this subsection, issue and deliver to Investor or its broker (as designated in the Notice of Exercise), via reputable overnight courier, a certificate, registered in the name of Investor or its designee, representing the applicable number of Delivery Shares. For the avoidance of doubt, Company has not met its obligation to deliver Delivery Shares within the required timeframe set forth above unless Investor or its broker, as applicable, has actually received the Delivery Shares (whether electronically or in certificated form) no later than the close of business on the latest possible delivery date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Company or its Transfer Agent refuses to deliver any Delivery Shares to Investor on grounds that such issuance is in violation of Rule 144 under the 1933 Act (as defined below) (“Rule 144”), Company shall deliver or cause its Transfer Agent to deliver the applicable Delivery Shares to Investor with a restricted securities legend, but otherwise in accordance with the provisions of this Section 0. In conjunction therewith, Company will also deliver to Investor a written opinion from its counsel or its Transfer Agent’s counsel opining as to why the issuance of the applicable Delivery Shares violates Rule 144.

If Delivery Shares are delivered later than as required under subsection (d) immediately above, Company agrees to pay, in addition to all other remedies available to Investor in the Transaction Documents, a late charge equal to the greater of (i) $500.00 or (ii) 2% of the product of (1) the number of shares of Common Stock not issued to Investor on a timely basis and to which Investor is entitled multiplied by (2) the VWAP of the Common Stock on the Trading Day immediately preceding the last possible date which Company could have issued such shares of Common Stock to Investor without violating this Warrant, rounded to the nearest multiple of $100.00 (such resulting amount, the “Warrant Share Value”) (but in any event the cumulative amount of such late fees for each exercise shall not exceed 200% of the Warrant Share Value), per Trading Day until such Warrant Shares are delivered (the “Late Fees”). Company acknowledges and agrees that the failure to timely deliver Delivery Shares hereunder is a material breach of this Warrant and that the Late Fees are properly charged as liquidated damages to compensate Investor for such breach. Company shall pay any Late Fees incurred under this subsection in immediately available funds upon demand. Furthermore, in the event that Company fails for any reason to effect delivery of the Delivery Shares as required under subsection (d) immediately above, Investor may revoke all or part of the relevant Warrant exercise by delivery of a notice to such effect to Company, whereupon Company and Investor shall each be restored to their respective positions immediately prior to the exercise of the relevant portion of this Warrant, except that the Late Fees described above shall be payable through the date notice of revocation or rescission is given to Company. Finally, in the event Company fails to deliver any Delivery Shares to Investor for a period of ninety (90) days from the Delivery Date, Investor may elect, in its sole discretion, to stop the accumulation of the Late Fees as of such date and require Company to pay to Investor a cash amount equal to (i) the total amount of all Late Fees that have accumulated prior to the date of Investor’s election, plus (ii) the product of the number of Delivery Shares deliverable to Investor on such date if it were to exercise this Warrant with respect to the remaining number of Exercise Shares as of such date multiplied by the Closing Trade Price of the Common Stock on the Delivery Date (the “Cash Settlement Amount”). At such time as Investor makes an election to require Company to pay to it the Cash Settlement Amount, such obligation of Company shall be a valid and binding obligation of Company and shall for all purposes be deemed to be a debt obligation of Company owed to Investor as of the date it makes such election. Upon Company’s payment of the Cash Settlement Amount to Investor, this Warrant shall be deemed to have been satisfied. In addition, and for the avoidance of doubt, even if Company could not deliver the number of Delivery Shares deliverable to Investor if it were to exercise this Warrant with respect to the remaining number of Exercise Shares on the date of repayment due to the provisions of Section 0, the provisions of Section 0 will not apply with respect to Company’s payment of the Cash Settlement Amount.

Investor shall be deemed to be the holder of the Delivery Shares (not including any Ownership Limitation Shares (as defined below)) issuable to it in accordance with the provisions of this Section 2.1 on the Exercise Date.

Ownership Limitation. Notwithstanding anything to the contrary contained in this Warrant or the other Transaction Documents, if at any time Investor shall or would be issued shares of Common Stock, but such issuance would cause Investor (together with its affiliates) to own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”), Company must not issue to Investor shares of Common Stock which would exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. In such event, Company shall reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the foregoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such change to “9.99%” shall be permanent. By written notice to Company, Investor may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Investor. In the event the Maximum Percentage is increased to 9.99% and Investor becomes more than a 4.99% owner at any time, the Investor shall be solely responsible for abiding by Section 16 and Schedule 13D or 13G filing requirements with the SEC, as applicable.

3. Mutilation or Loss of Warrant. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, Company will execute and deliver to Investor a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

4. Rights of Investor. Investor shall not, by virtue of this Warrant alone, be entitled to any rights of a stockholder in Company, either at law or in equity, and the rights of Investor with respect to or arising under this Warrant are limited to those expressed in this Warrant and are not enforceable against Company except to the extent set forth herein.

5. Protection Against Dilution and Other Adjustments.

Capital Adjustments. If Company shall at any time prior to the expiration of this Warrant subdivide the Common Stock, by split-up or stock split, or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Warrant Shares issuable upon the exercise of this Warrant shall forthwith be automatically increased proportionately in the case of a subdivision, split or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price and other applicable amounts, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 5.1 shall become effective automatically at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the capital stock of Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 5.1 above), then Company shall make appropriate provision so that Investor shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by Investor immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of Investor so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per Warrant Share payable hereunder, provided the aggregate purchase price shall remain the same.

Subsequent Equity Sales. If Company or any subsidiary thereof, as applicable, at any time and from time to time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of, sell or issue (or announce any offer, sale, grant or any option to purchase or other disposition of) any Common Stock (including any Deemed Issuance), debt, warrants, options, preferred shares or other instruments or securities which are convertible into or exercisable for shares of Common Stock (together herein referred to as “Equity Securities”), at an effective price per share less than the Exercise Price (such lower price, the “Base Share Price”, and any such issuance, a “Dilutive Issuance”) (if the holder of the Common Stock or Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then (a) the Exercise Price shall be reduced and only reduced to equal the Base Share Price, and (b) the number of Warrant Shares issuable upon the exercise of this Warrant shall be increased to an amount equal to the number of Warrant Shares Investor could purchase hereunder for an aggregate Exercise Price, as reduced pursuant to subsection (a) above, equal to the aggregate Exercise Price payable immediately prior to such reduction in Exercise Price, provided that the increase in the number of Exercise Shares issuable under this Warrant made pursuant to this Section 0 shall not at any time exceed a number equal to five (5) times the number of Exercise Shares issuable under this Warrant as of the Issue Date (for the avoidance of doubt, the foregoing cap on the number of Exercise Shares issuable hereunder shall only apply to adjustments made pursuant to this Section 0 and shall not apply to adjustments made pursuant to Sections 0, 0 or any other section of this Warrant). Such adjustments shall be made whenever such Common Stock or Equity Securities are issued. Company shall notify Investor, in writing, no later than the Trading Day following the issuance of any Common Stock or Equity Securities subject to this Section 5.3, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the “Dilutive Issuance Notice”). Dilutive Issuance Notices shall be in the form set forth in Section 6 below. For purposes of clarification, whether or not Company provides a Dilutive Issuance Notice pursuant to this Section 5.3, upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance, Investor is entitled to receive the increased number of Warrant Shares provided for in subsection (b) above at an Exercise Price equal to the Base Share Price regardless of whether Investor accurately refers to the Base Share Price in the Notice of Exercise. Additionally, following the occurrence of a Dilutive Issuance, all references in this Warrant to “Warrant Shares” shall be a reference to the Warrant Shares as increased pursuant to subsection (b) above, and all references in this Warrant to “Exercise Price” shall be a reference to the Exercise Price as reduced pursuant to subsection (a) above, as the same may occur from time to time hereunder.

Exceptions to Adjustment. Notwithstanding the provisions of Section 0, no adjustment to the Exercise Price shall be effected as a result of an Excepted Issuance.

6. Certificate as to Adjustments. In each case of any adjustment or readjustment in the number or kind of shares issuable on the exercise of this Warrant, or in the Exercise Price, pursuant to the terms hereof, Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Exercise Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. Nothing in this Section 6 shall be deemed to limit any other provision contained herein.

7. Transfer to Comply with the Securities Act. This Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”). Neither this Warrant nor the Warrant Shares may be sold, transferred, pledged or hypothecated without (a) an effective registration statement under the 1933 Act relating to such security or (b) an opinion of counsel reasonably satisfactory to Company that registration is not required under the 1933 Act; provided, however, that the foregoing restrictions on transfer shall not apply to the transfer of the Warrant to an affiliate of Investor. Until such time as registration has occurred under the 1933 Act, each certificate for this Warrant and any Warrant Shares shall contain a legend, in form and substance satisfactory to counsel for Company, setting forth the restrictions on transfer contained in this Section 7; provided, however, that Company acknowledges and agrees that any such legend shall be removed from all certificates for DTC Eligible Common Stock delivered hereunder as such Common Stock is cleared and converted into electronic shares by the DTC, and nothing contained herein shall be interpreted to the contrary. Upon receipt of a duly executed assignment of this Warrant, Company shall register the transferee thereon as the new holder on the books and records of Company and such transferee shall be deemed a “registered holder” or “registered assign” for all purposes hereunder, and shall have all the rights of Investor under this Warrant. Until this Warrant is transferred on the books of Company, Company may treat Investor as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

8. Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by reference.

9. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant, together with the Purchase Agreement, contains the full understanding of the parties hereto with respect to the subject matter hereof and thereof and there are no representations, warranties, agreements or understandings with respect to the subject matter hereof and thereof other than as expressly contained herein and therein.

10. Purchase Agreement; Arbitration of Disputes; Calculation Disputes. This Warrant is subject to the terms, conditions and general provisions of the Purchase Agreement, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement. In addition, notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculation (as defined in the Purchase Agreement), such dispute will be resolved in the manner set forth in the Purchase Agreement.

11. Governing Law; Venue. This Warrant shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.

12. Waiver of Jury Trial. COMPANY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS WARRANT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, COMPANY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

13. Remedies. The remedies at law of Investor under this Warrant in the event of any default or threatened default by Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and, without limiting any other remedies available to Investor in the Transaction Documents, at law or equity, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise without the obligation to post a bond.

14. Liquidated Damages. Company and Investor agree that in the event Company fails to comply with any of the terms or provisions of this Warrant, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Investor and Company agree that any fees or other charges assessed under this Warrant are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Investor’s expectations that any such liquidated damages will tack back to the Issue Date for purposes of determining the holding period under Rule 144).

15. Counterparts. This Warrant may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Signatures delivered via facsimile or email shall be considered original signatures for all purposes hereof.

16. Attorneys’ Fees. In the event of any arbitration, litigation or dispute arising from this Warrant, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by said prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

17. Severability. Whenever possible, each provision of this Warrant shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Warrant or the validity or enforceability of this Warrant in any other jurisdiction.

18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Warrant.

19. Descriptive Headings. Descriptive headings of the sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by an officer thereunto duly authorized as of the Issue Date.

COMPANY:

Growlife, Inc.

By:
/s/ Marco Hegyi

Printed Name: Marco Hegyi

Title: CEO

[Signature Page to Warrant]

ATTACHMENT 1
DEFINITIONS

For purposes of this Warrant, the following terms shall have the following meanings:

“Adjusted Price” means the lower of (i) the Exercise Price (as such Exercise Price may be adjusted from time to time pursuant to the terms of this Warrant), and (ii) the Market Price.

“Approved Stock Plan” means any stock option plan which has been approved by the board of directors of Company and is in effect as of the Issue Date, pursuant to which Company’s securities may be issued to any employee, officer or director for services provided to Company.

“Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Investor and reasonably satisfactory to Company).

“Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Investor and Company. If Investor and Company are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved in accordance with the procedures in the Purchase Agreement governing Calculations. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

“Current Market Value” means an amount equal to the Trade Price multiplied by the number of Exercise Shares specified in the applicable Notice of Exercise.

“Deemed Issuance” means an issuance of Common Stock that is deemed to have occurred on the first day of each month following the Issue Date regardless of whether any Common Stock was actually issued or not. The price that such Deemed Issuance will be deemed to have occurred at is the VWAP for the five (5) Trading Days immediately preceding the applicable Deemed Issuance date.

“Delivery Shares” means those shares of Common Stock issuable and deliverable upon the exercise or partial exercise, as the case may be, of this Warrant.

“DTC” means the Depository Trust Company or any successor thereto.

“DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Investor’s brokerage firm for the benefit of Investor.

“DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

“DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

“DWAC Eligible” means that (a) Company’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (b) Company has been approved (without revocation) by the DTC’s underwriting department, (c) Company’s transfer agent is approved as an agent in the DTC/FAST Program, (d) the Delivery Shares are otherwise eligible for delivery via DWAC; (e) Company has previously delivered all Delivery Shares to Investor via DWAC; and (f) Company’s transfer agent does not have a policy prohibiting or limiting delivery of the Delivery Shares via DWAC.

“Excepted Issuances” means any shares of Common Stock, options, or convertible securities issued or issuable in connection with any Approved Stock Plan; provided that the option term, exercise price or similar provisions of any issuance pursuant to such Approved Stock Plan are not amended, modified or changed on or after the Issue Date.

“Exercise Price” means $0.05 per share of Common Stock, as the same may be adjusted from time to time pursuant to the terms and conditions of this Warrant.

“Exercise Shares” means those Warrant Shares subject to an exercise of this Warrant by Investor. By way of illustration only and without limiting the foregoing, if (i) this Warrant is initially exercisable for 4,180,000 Warrant Shares and Investor has not previously exercised this Warrant, and (ii) Investor were to make a cashless exercise with respect to 5,000 Warrant Shares pursuant to which 6,000 Delivery Shares would be issuable to Investor, then (1) this Warrant shall be deemed to have been exercised with respect to 5,000 Exercise Shares, (2) this Warrant would remain exercisable for 4,175,000 Warrant Shares, and (3) this Warrant shall be deemed to have been exercised with respect to 6,000 Delivery Shares.

“Market Capitalization” means the product equal to (a) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Company’s most recently filed Form 10-Q or Form 10-K.

“Market Price” means 70% of the VWAP for the five (5) Trading Days immediately preceding the applicable date of exercise.

“Trade Price” means the higher of: (i) the highest Closing Trade Price of the Common Stock during the ninety (90) days immediately preceding the Issue Date; and (ii) the VWAP of the Common Stock for the Trading Day that is two (2) Trading Days prior to the Exercise Date.

“Trading Day” means any day the New York Stock Exchange is open for trading.

“Transaction Documents” means the Purchase Agreement, this Warrant, and all other documents, certificates, instruments and agreements entered into or delivered in conjunction therewith, as the same may be amended from time to time.

“VWAP” means the volume-weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

EXHIBIT A

NOTICE OF EXERCISE OF WARRANT

TO:
GROWLIFE, INC.
ATTN:
VIA FAX TO:

The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant to Purchase Shares of Common Stock dated as of February 9, 2018 (the “Warrant”), to purchase shares of the common stock, $0.001 par value (“Common Stock”), of Growlife, Inc., and tenders herewith payment in accordance with Section 2 of the Warrant, as follows:

_______
CASH: $__________________________ = (Exercise Price x Delivery Shares)

_______
Payment is being made by:
_____
enclosed check
_____
wire transfer
_____
other

_______
CASHLESS EXERCISE:

Net number of Delivery Shares to be issued to Investor: ______*

* based on:
Current Market Value - (Exercise Price x Exercise Shares)
               Adjusted Price

Where:
Trade Price [“TP”]
=
$____________
Exercise Shares
=
_____________
Current Market Value [TP x Exercise Shares]
=
$____________
Exercise Price
=
$____________
Adjusted Price
=
$____________

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Warrant.

It is the intention of Investor to comply with the provisions of Section 2.2 of the Warrant regarding certain limits on Investor’s right to receive shares thereunder. Investor believes this exercise complies with the provisions of such Section 2.2. Nonetheless, to the extent that, pursuant to the exercise effected hereby, Investor would receive more shares of Common Stock than permitted under Section 2.2, Company shall not be obligated and shall not issue to Investor such excess shares until such time, if ever, that Investor could receive such excess shares without violating, and in full compliance with, Section 2.2 of the Warrant.

As contemplated by the Warrant, this Notice of Exercise is being sent by email or by facsimile to the fax number and officer indicated above.

If this Notice of Exercise represents the full exercise of the outstanding balance of the Warrant, Investor will surrender (or cause to be surrendered) the Warrant to Company at the address indicated above by express courier within five (5) Trading Days after the Warrant Shares to be delivered pursuant to this Notice of Exercise have been delivered to Investor.

To the extent the Delivery Shares are not able to be delivered to Investor via the DWAC system, please deliver certificates representing the Delivery Shares to Investor via reputable overnight courier after receipt of this Notice of Exercise (by facsimile transmission or otherwise) to:

_____________________________________
_____________________________________
_____________________________________

Dated:
_____________________

___________________________
[Name of Investor]

By:________________________

Exhibit B

IRREVOCABLE LETTER OF INSTRUCTIONS TO TRANSFER AGENT

Date: February 9, 2018

To the transfer agent of Growlife, Inc.

Re:
Instructions to Reserve and Issue Shares

Ladies and Gentlemen:

1. Reference is made to that certain Securities Purchase Agreement dated as of February 9, 2018 (the “Purchase Agreement”), entered into by and between Growlife, Inc., a Delaware corporation (“Company”), and St. George Investments LLC, a Utah limited liability company, its successors and/or assigns (“Investor”), pursuant to which Company sold 48,687,862 shares of common stock, par value $0.0001 per share, of Company (the “Common Stock”, and such shares of Common Stock, the “Purchased Shares”) and issued a certain Warrant to Purchase Shares of Common Stock (the “Warrant”, and together with the Purchase Agreement, and all other documents entered into in conjunction therewith, including any amendments thereto, the “Transaction Documents”). All shares of Common Stock that may be purchased under the Warrant or that Company is otherwise required to issue to Investor or its broker upon any exercise of the Warrant are hereinafter referred to as the “Warrant Shares”. The Purchased Shares, together with the Warrant Shares, are hereinafter referred to as the “Shares”.

2. Pursuant to the terms of the Purchase Agreement, Company has agreed to establish a reserve of shares of authorized but unissued Common Stock for Investor’s sole and exclusive benefit in an amount not less than 70,000,000 shares (the “Share Reserve”). Company further agreed to add additional shares of Common Stock to the Share Reserve in increments of 5,000,000 shares, as and when requested by Investor, if the number of shares being held in the Share Reserve is less than the amount calculated as follows: three (3) times the number of Delivery Shares (as defined in the Warrant) that would be required to be delivered to Investor in order to effect a complete exercise of the Warrant pursuant to the terms thereof.

3.  This irrevocable letter of instructions (this “Letter”) shall serve as the authorization and direction of Company to Direct Transfer, LLC, or its successors, as Company’s transfer agent (hereinafter, “you” or “your”), to reserve shares of Common Stock and to issue (or where relevant, to reissue in the name of Investor) shares of Common Stock to Investor or its broker, upon any exercise of the Warrant, as follows:

From and after the date hereof and until all of Company’s obligations under the Purchase Agreement are satisfied and the Warrant is exercised in full (or otherwise expired), (a) you shall establish a reserve of shares of authorized but unissued Common Stock in an amount not less than the Share Reserve, (b) you shall maintain and hold the Share Reserve for the exclusive benefit of Investor, (c) you shall issue the shares of Common Stock held in the Share Reserve to Investor or its broker only (subject to the immediately following clause (d)), (d) when you issue shares of Common Stock to Investor or its broker under the Warrant pursuant to the other instructions in this Letter, you shall issue such shares from Company’s authorized and unissued shares of Common Stock to the extent the same are available and not from the Share Reserve unless and until there are no authorized shares of Common Stock available for issuance other than those held in the Share Reserve, at which point, and upon your receipt of written authorization from Investor, you shall then issue any shares of Common Stock deliverable to Investor under the Warrant from the Share Reserve, (e) you shall not otherwise reduce the Share Reserve under any circumstances, unless Investor delivers to you written pre-approval of such reduction, and (f) you shall immediately add shares of Common Stock to the Share Reserve in increments of 100,000 shares as and when requested by Company or Investor in writing from time to time.

You shall issue the Warrant Shares to Investor or its broker in accordance with Paragraph 0 upon exercise of all or any portion of the Warrant, upon delivery to you of a duly executed Notice of Exercise substantially in the form attached hereto as Exhibit A (the “Notice of Exercise”).

In connection with a Notice of Exercise delivered to you pursuant to Paragraph 0 above, you will receive a legal opinion as to the free transferability of the Shares, dated within ninety (90) days from the date of the Notice of Exercise, from either Investor’s or Company’s legal counsel, indicating that the Shares to be issued are registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), or pursuant to Rule 144 promulgated under the 1933 Act (“Rule 144”), or any other available exemption under the 1933 Act, the issuance of the applicable Shares to Investor is exempt from registration under the 1933 Act, and thus the Shares may be issued or delivered without restrictive legend (the “Opinion Letter”). Upon your receipt of a Notice of Exercise and an Opinion Letter, you shall, within three (3) Trading Days (as defined below) thereafter, (i) if you are eligible to participate in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, and the Common Stock is eligible to be transferred electronically with DTC through the Deposit/Withdrawal at Custodian system (“DWAC Eligible”), credit such aggregate number of DWAC Eligible shares of Common Stock to Investor’s or its designee’s balance account with DTC, provided Investor identifies its bank or broker (by providing its name and DTC participant number) and causes its bank or broker to initiate such DWAC Eligible transaction, or (ii) if the Common Stock is not then DWAC Eligible, issue and deliver to Investor or its broker (as specified in the applicable Notice of Exercise), via reputable overnight courier, to the address specified in the Notice of Exercise, a certificate, registered in the name of Investor or its designee, representing such aggregate number of shares of Common Stock as have been requested by Investor to be transferred in the Notice of Exercise, as applicable. Such Shares (A) shall not bear any legend restricting transfer, (B) shall not be subject to any stop-transfer restrictions, and (C) shall otherwise be freely transferable on the books and records of Company. For purposes hereof, “Trading Day” shall mean any day on which the New York Stock Exchange is open for trading.

If you receive a Notice of Exercise, but you do not also receive an Opinion Letter, and you are required to issue the Shares in certificated form, then any certificates for the applicable Shares shall bear a restrictive legend substantially as follows:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS OR OTHER EVIDENCE ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

You are hereby authorized and instructed to immediately issue the Purchased Shares to Investor with the restricted securities legend set forth in Section 0 above.

Please note that a share issuance resolution is not required for each exercise of the Warrant and issuance of Warrant Shares since this Letter and the Transaction Documents have been approved by resolution of Company’s board of directors (the “Share Issuance Resolution”). Pursuant to the Share Issuance Resolution, all of the Warrant Shares are authorized to be issued to Investor. For the avoidance of doubt, this Letter is your authorization and instruction by Company to issue the Purchased Shares and Warrant Shares pursuant to this Letter without any further authorization or direction from Company. You shall rely exclusively on the instructions in this Letter and shall have no liability for relying on any Notice of Exercise provided by Investor. Any Notice of Exercise delivered hereunder shall constitute an irrevocable instruction to you to process such notice or notices in accordance with the terms thereof, without any further direction or inquiry. Such notice or notices may be transmitted to you by fax, email, or any commercially reasonable method.

Notwithstanding any other provision hereof, Company and Investor understand that you shall not be required to perform any issuance or transfer of Shares if (a) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations; provided, however, that if you refuse to issue Shares to Investor based on an assertion (whether by you, Company, or any other third party) that such issuance would be in violation of Rule 144, you are hereby instructed and agree to issue the applicable Shares to Investor with a restricted legend and to further provide a written opinion to Investor from an attorney explaining why such issuance is considered to be in violation of Rule 144, or (b) the issuance or transfer of Shares is prohibited or stopped as required or directed by a court order from the court or arbitrator authorized by the Purchase Agreement to resolve disputes between Company and Investor. Additionally, Company and Investor understand that you shall not be required to perform any issuance or transfer of Shares if Company is in default of its payment obligations under its agreement with you; provided, however, that in such case Investor shall have the right to pay the applicable issuance or transfer fee on behalf of Company and upon payment of the issuance or transfer fee by Investor, you shall be obligated to make the requested issuance or transfer.

You understand that a delay in the delivery of Shares hereunder could result in economic loss to Investor and that time is of the essence in your processing of each Notice of Exercise.

You are hereby authorized and directed to promptly disclose to Investor, after Investor’s request from time to time, the total number of shares of Common Stock issued and outstanding and the total number of shares that are authorized but unissued and unreserved.

Company hereby confirms to you and to Investor that no instruction other than as contemplated herein (including instructions to increase the Share Reserve as necessary pursuant to Paragraph 1(f) above) will be given to you by Company with respect to the matters referenced herein. Company hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of Company or any other person purporting to represent Company.

Notwithstanding anything to the contrary herein or in any previous Irrevocable Letter of Instructions to Transfer Agent with Investor and Company, Company hereby agrees that the Share Reserve set forth in this Letter may, at Investor’s election, be used to satisfy any prior obligations owed by Company to Investor or any obligations owed by Company to Investor that may arise in the future. Company further agrees that any prior or future share reserves established for the benefit of Investor may also be used to satisfy Company’s obligations under the Warrant.

Company hereby agrees not to change you as its transfer agent without first (a) providing Investor with at least 30-days’ written notice of such proposed change, and (b) obtaining Investor’s written consent to such proposed change. Any such consent is conditioned upon the new transfer agent executing an irrevocable letter of instructions substantially similar to this Letter so that such transfer agent is bound by the same terms set forth herein. You agree not to help facilitate any change to Company’s transfer agent without first receiving such written consent to such change from Investor.

Company acknowledges that Investor is relying on the representations and covenants made by Company in this Letter and that the representations and covenants contained in this Letter constitute a material inducement to Investor to purchase the Purchased Shares and Warrant. Company further acknowledges that without such representations and covenants of Company, Investor would not have purchased the Purchased Shares or the Warrant.

Company shall indemnify you and your officers, directors, members, managers, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith.

Investor is an intended third-party beneficiary of this Letter. The parties hereto specifically acknowledge and agree that in the event of a breach or threatened breach by a party hereto of any provision hereof, Investor will be irreparably damaged, and that damages at law would be an inadequate remedy if this Letter were not specifically enforced. Therefore, in the event of a breach or threatened breach of this Letter, Investor shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for a specific performance of the provisions of this Letter. By your signature below, you agree to honor any injunction issued by any arbitrator or court of competent jurisdiction that requires Company (i) to issue shares of Common Stock to Investor, or (ii) to refrain from issuing shares of Common Stock to any person or entity other than Investor. You further agree to honor such injunction even if it does not name you as a party or has not been domesticated in the state in which your principal office is located.

This Letter shall be fully binding and enforceable against Company even if it is not signed by you. If Company takes (or fails to take) any action contrary to this Letter, then such action or inaction will constitute a default under the Transaction Documents. Although no additional direction is required by Company, any refusal by Company to immediately confirm this Letter and the instructions contemplated herein to you will constitute a default hereunder and under the Transaction Documents.

Whenever possible, each provision of this Letter shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Letter shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Letter or the validity or enforceability of this Letter in any other jurisdiction.

By signing below, (a) each individual executing this Letter on behalf of an entity represents and warrants that he or she has authority to so execute this Letter on behalf of such entity and thereby bind such entity to the terms and conditions hereof, and (b) each party to this Letter represents and warrants that such party has received good and valuable consideration in exchange for executing this Letter.

This Letter is governed by Utah law.

This Letter is subject to the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement, which you acknowledge having received and reviewed by your signature below. Each party consents to and expressly agrees that exclusive venue for arbitration of any dispute arising out of or relating to this Letter or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah and, notwithstanding the terms (specifically including any governing law and venue terms) of any transfer agent services agreement or other agreement between you and Company (which agreement, if any, is hereby amended to the extent necessary in order to be consistent with the terms of this Letter and, for the avoidance of doubt, you and Company hereby agree that in the event of any conflict between the terms of this Letter and any agreement between you and Company, the terms of this Letter shall govern), each party further agrees to not participate in any action, suit, proceeding or arbitration (including without limitation any action or proceeding seeking an injunction or temporary restraining order against your issuance of Shares to Investor) of any dispute arising out of or relating to this Letter or the relationship of the parties or their affiliates that takes place outside of Salt Lake County, Utah.

Company hereby authorizes and directs you to provide to Investor a copy of any process, stop order, notice or other instructions delivered to you in furtherance of any attempt to prohibit or prevent you from issuing Shares to Investor. By your signature below, you covenant and agree to promptly and as soon as reasonably practicable provide to Investor, upon a request from Investor, a copy of any such process, stop order, notice or other instructions.

[Remainder of page intentionally left blank; signature page follows]

Very truly yours,

Growlife, Inc.

By: /s/ Marco Hegyi
Name: Marco Hegyi
Title: CEO

ACKNOWLEDGED AND AGREED:

INVESTOR:

St. George Investments LLC

By: Fife Trading, Inc., its Manager

By: /s/ John M. Fife
 John M. Fife, President

TRANSFER AGENT:

Direct Transfer, LLC

By: /s/ Eddie Tobler
Name: Eddie Tobler
Title: VP Stock Transfer

Attachments:

Exhibit A
Form of Notice of Exercise

Exhibit C

GROWLIFE, INC.
SECRETARY’S CERTIFICATE

I, Mark Scott, hereby certify that I am the duly elected, qualified and acting Secretary of GROWLIFE, INC., a Delaware corporation (“Company”), and am authorized to execute this Secretary’s Certificate (this “Certificate”) on behalf of Company. This Certificate is delivered in connection with that certain Securities Purchase Agreement dated February 9, 2018 (the “Purchase Agreement”), by and between Company and St. George Investments LLC, a Utah limited liability company. All capitalized terms used but not defined in this Certificate shall have the meanings set forth in the Purchase Agreement.

Solely in my capacity as Secretary, I certify that Schedule 1 attached hereto is a true, accurate and complete copy of all of the resolutions adopted by the Board of Directors of Company (the “Resolutions”) approving and authorizing the execution, delivery and performance of the Purchase Agreement and related documents to which Company is a party on the date hereof, and the transactions contemplated thereby. Such Resolutions have not been amended, rescinded or modified since their adoption and remain in effect as of the date hereof.

IN WITNESS WHEREOF, I have executed this Secretary’s Certificate as of February 9, 2018.

Growlife, Inc.

/s/ Mark Scott

Printed Name: Mark Scott
Title: Secretary

Schedule 1

BOARD RESOLUTIONS

[attached]

Exhibit D

GROWLIFE, INC.
RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
________________________

Effective February 9, 2018
________________________

APPROVAL OF SECURITIES PURCHASE AGREEMENT

WHEREAS, the Board of Directors (the “Board”) of Growlife, Inc., a Delaware corporation (“Company”), has determined that it is in the best interests of Company to seek financing in the amount of $1,000,000.00 through the sale to St. George Investments LLC, a Utah limited liability company (the “Investor”), of 48,687,862 shares (the “Shares”) of common stock, par value $0.0001 per share, of Company (the “Common Stock”) and a Warrant to Purchase Shares of Common Stock (the “Financing”);

WHEREAS, the terms of the Financing are reflected in that certain Securities Purchase Agreement in substantially the form attached hereto as Exhibit A (the “Purchase Agreement”), a Warrant to Purchase Shares of Common Stock in substantially the form attached hereto as Exhibit B (the “Warrant”), an Irrevocable Letter of Instructions to Transfer Agent in substantially the form attached hereto as Exhibit C, a Share Issuance Resolution substantially in the form attached hereto as Exhibit D (the “Share Issuance Resolution”), and all other agreements, certificates, instruments and documents being or to be executed and delivered under or in connection with the Financing (collectively, the “Financing Documents”); and

WHEREAS, the Board, having received and reviewed the Financing Documents, believes that it is in the best interests of Company and the stockholders to approve the Financing and the Financing Documents and authorize the officers of Company to execute such documents.

NOW, THEREFORE, BE IT:

RESOLVED, that the Financing is hereby approved and determined to be in the best interests of Company and its stockholders;

RESOLVED, that the form, terms and provisions of the Financing Documents are hereby ratified, confirmed and approved (including all exhibits, schedules and other attachments thereto);

RESOLVED, that the Warrant shall be duly and validly issued upon the issuance and delivery thereof in accordance with the Purchase Agreement;

RESOLVED, that upon the issuance and delivery thereof in accordance with the Purchase Agreement and the Warrant, the Shares and the Warrant Shares (as defined in the Warrant) shall be duly and validly issued, fully paid and non-assessable;

RESOLVED, that Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance under the Warrant such number of shares of Company’s common stock required under the Purchase Agreement (the “Share Reserve”);

RESOLVED, that the fixed number of shares of common stock set forth in the Share Issuance Resolution to be reserved by the transfer agent is not meant to limit or restrict in any way the resolutions contained herein, including without limitation the calculation of the Share Reserve under the Purchase Agreement, as required from time to time;

RESOLVED, that each of the officers of Company be, and each of them hereby is, authorized to instruct the transfer agent to increase the Share Reserve, from time to time, in the incremental amount set forth in the Share Issuance Resolution; provided, however, that any decrease in the Share Reserve held by the transfer agent will require the prior written consent of Investor;

RESOLVED, that in the event of any conflict between these resolutions and the Share Issuance Resolution, these resolutions shall control;

RESOLVED, that with respect to each exercise under the Warrant, the Purchase Price (as defined in the Purchase Agreement), the Exercise Price (as defined in the Warrant), and Investor’s willingness to finance Company only on the terms set forth in the Financing Documents shall constitute fair and adequate consideration to Company for the issuance of the applicable Warrant Shares, regardless of the Exercise Price used to determine the number of Delivery Shares (as defined in the Warrant) deliverable with respect to any exercise of the Warrant;

RESOLVED, that each of the officers of Company be, and each of them hereby is, authorized to (i) execute and deliver in the name of and on behalf of Company, the Purchase Agreement and any other related agreements (with such additions to, modifications to, or deletions from such documents as the officer approves, such approval to be conclusively evidenced by such execution and delivery), (ii) cause Company to issue the Shares to the Investor in accordance with the provisions of the Purchase Agreement, (iii) conform Company’s minute books and other records to the matters set forth in these resolutions, and (iv) take all other actions on behalf of Company as any of them deem necessary, required, or advisable with respect to the matters set forth in these resolutions;

RESOLVED, that the Board hereby determines that all acts and deeds previously performed by the Board and other officers of Company relating to the foregoing matters prior to the date of these resolutions are ratified, confirmed and approved in all respects as the authorized acts and deeds of Company; and

RESOLVED, that all prior actions or resolutions of the directors that are inconsistent with the foregoing are hereby amended, corrected and restated to the extent required to be consistent herewith.

******************

EXHIBITS ATTACHED TO BOARD RESOLUTIONS:

Exhibit B
SECURITIES PURCHASE AGREEMENT
Exhibit C
WARRANT
Exhibit D
TRANSFER AGENT LETTER
Exhibit E
SHARE ISSUANCE RESOLUTION

[Remainder of page intentionally left blank]

Share Issuance Resolution
Authorizing The Issuance Of New Shares Of Common Stock In

Growlife, Inc.
___________________________

Effective February 9, 2018
___________________________

The undersigned, as a qualified officer of Growlife, Inc., a Delaware corporation (“Company”), hereby certifies that this Share Issuance Resolution is authorized by and consistent with the resolutions of Company’s board of directors (“Board Resolutions”) regarding (i) the purchase and sale of 48,687,862 shares (the “Shares”) of Company’s common stock, $0.0001 par value per share (“Common Stock”) to St. George Investments LLC, a Utah limited liability company, its successors and/or assigns (“Investor”), and (ii) that certain Warrant to Purchase Shares of Common Stock issued by Company to Investor (the “Warrant”), all pursuant to that certain Securities Purchase Agreement dated February 9, 2018, by and between Company and Investor (the “Purchase Agreement”).

RESOLVED, that Direct Transfer, LLC, as transfer agent (including any successor transfer agent, the “Transfer Agent”) of shares of Company’s Common Stock, is authorized to rely upon a Notice of Exercise of Warrant substantially in the form of Exhibit A attached hereto, whether an original or a copy (the “Notice of Exercise”), without any further inquiry, to be delivered to the Transfer Agent from time to time either by Company or Investor.

RESOLVED FURTHER, that the Transfer Agent is authorized to issue the number of:

(i)
“Delivery Shares” (representing shares of Common Stock) set forth in each Notice of Exercise delivered to the Transfer Agent, and

(ii)
all additional shares of Common Stock Company may subsequently instruct the Transfer Agent to issue in connection with any of the foregoing or otherwise under the Warrant,

with such shares to be issued in the name of Investor, or its successors, transferees, or designees, free of any restricted security legend, if applicable, as permitted by the Warrant.

RESOLVED FURTHER, that the Transfer Agent is hereby authorized and instructed to immediately issue the Shares to Investor with any necessary restricted securities legend.

RESOLVED FURTHER, that consistent with the terms of the Purchase Agreement, the Transfer Agent is authorized and directed to immediately create a share reserve equal to 70,000,000 shares of Company’s Common Stock for the benefit of Investor (the “Share Reserve”); provided that the Share Reserve may increase in increments of 5,000,000 shares from time to time by written instructions provided to the Transfer Agent by Company or Investor as required by the Purchase Agreement and as contemplated by the Board Resolutions.

RESOLVED FURTHER, that Investor and the Transfer Agent may rely upon the more general approvals and authorizations set forth in the Board Resolutions, and the Transfer Agent is hereby authorized and directed to take those further actions approved under the Board Resolutions.

RESOLVED FURTHER, that Investor must consent in writing to any reduction of the Share Reserve held by the transfer agent; provided, however, that upon (i) delivery of the Shares; and (ii) the complete exercise (or expiration) of the Warrant, the Share Reserve will terminate thirty (30) days thereafter.

RESOLVED FURTHER, that Company shall indemnify the Transfer Agent and its employees against any and all loss, liability, damage, claim or expenses incurred by or asserted against the Transfer Agent arising from any action taken by the Transfer Agent in reliance upon this Share Issuance Resolution.

Nothing in this Share Issuance Resolution shall limit or restrict those resolutions and authorizations set forth in the Board Resolutions, including without limitation increasing the Share Reserve from time to time required by the Purchase Agreement.

The undersigned officer of Company hereby certifies that this is a true copy of Company’s Share Issuance Resolution, effective as of the date set forth below, and that said resolution has not been in any way rescinded, annulled, or revoked, but the same is still in full force and effect.

/s/ Marco Hegyi
February 9, 2018
Officer’s Signature                                                                           Date

Marco Hegyi, CEO
Printed Name and Title

EXHIBITS ATTACHED TO SHARE ISSUANCE RESOLUTION:

Exhibit A
Notice of Exercise

Exhibit E

GROWLIFE, INC.
OFFICER’S CERTIFICATE

The undersigned, Marco Hegyi, Chief Executive Officer of Growlife, Inc., a Delaware corporation (“Company”), in connection with the issuance of that certain Warrant to Purchase Shares of Common Stock issued by Company on February 9, 2018 (the “Warrant”) to St. George Investments LLC, a Utah limited liability company (“Investor”), pursuant to that certain Securities Purchase Agreement dated February 9, 2018 between Investor and Company (the “Purchase Agreement”), personally and in his capacity as an officer of Company, hereby represents, warrants and certifies that:

1. He is the duly appointed Chief Executive Officer of Company.

2. As of the date hereof, Company has not made any Variable Security Issuance (as defined in the Purchase Agreement) or issued any warrant with a cashless exercise provision to any third party other than Investor since the Closing (as defined in the Purchase Agreement).

3. He agrees to cause Company to comply with the covenants found in Sections 3(t), (u) and (v) of the Purchase Agreement.

4. He acknowledges that his execution and issuance of this Officer’s Certificate to Investor is a material inducement to Investor’s agreement to purchase the Warrant on the terms set forth in the Purchase Agreement and that but for his execution and issuance of this Officer’s Certificate, Investor would not have purchased the Warrant from Company.

IN WITNESS WHEREOF, the undersigned, personally and in his capacity as an officer of Company, has executed this Officer’s Certificate as of February 9, 2018.

/s/ Marco Hegyi
Marco Hegyi

EXHIBIT F

ARBITRATION PROVISIONS

1.
Dispute Resolution. For purposes of this Exhibit F the term “Claims” means any disputes, claims, demands, causes of action, requests for injunctive relief, requests for specific performance, liabilities, damages, losses, or controversies whatsoever arising from, related to, or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement (or these Arbitration Provisions (defined below)) or any of the other Transaction Documents. The term “Claims” specifically excludes a dispute over Calculations. The parties to the Agreement (the “parties”) hereby agree that the arbitration provisions set forth in this Exhibit F (“Arbitration Provisions”) are binding on each of them. As a result, any attempt to rescind the Agreement (or these Arbitration Provisions) or declare the Agreement (or these Arbitration Provisions) or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2.
Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County, Utah and pursuant to the terms set forth in these Arbitration Provisions. Subject to the arbitration appeal right provided for in Paragraph 5 below (the “Appeal Right”), the parties agree that the award of the arbitrator rendered pursuant to Paragraph 4 below (the “Arbitration Award”) shall be (a) final and binding upon the parties, (b) the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator, and (c) promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Subject to the Appeal Right, any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Arbitration Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Arbitration Award shall include default interest (as defined or otherwise provided for in the Note (“Default Interest”)) (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Arbitration Award will be entered and enforced by any state or federal court sitting in Salt Lake County, Utah.

3.
The Arbitration Act. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Notwithstanding the foregoing, pursuant to, and to the maximum extent permitted by, Section 105 of the Arbitration Act, in the event of conflict or variation between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control and the parties hereby waive or otherwise agree to vary the effect of all requirements of the Arbitration Act that may conflict with or vary from these Arbitration Provisions.

4.
Arbitration Proceedings. Arbitration between the parties will be subject to the following:

4.1         Initiation of Arbitration. Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 6.4 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered to such other party under Section 6.4 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 6.4 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

4.2         Selection and Payment of Arbitrator.

(a) Within ten (10) calendar days after the Service Date, the Purchaser shall select and submit to the Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within five (5) calendar days after the Purchaser has submitted to the Company the names of the Proposed Arbitrators, the Company must select, by written notice to the Purchaser, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If the Company fails to select one of the Proposed Arbitrators in writing within such 5-day period, then the Purchaser may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to the Company.

(b) If the Purchaser fails to submit to the Company the Proposed Arbitrators within ten (10) calendar days after the Service Date pursuant to subparagraph (a) above, then the Company may at any time prior to the Purchaser so designating the Proposed Arbitrators, identify the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to the Purchaser. The Purchaser may then, within five (5) calendar days after the Company has submitted notice of its Proposed Arbitrators to the Purchaser, select, by written notice to the Company, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If the Purchaser fails to select in writing and within such 5-day period one (1) of the three (3) Proposed Arbitrators selected by the Company, then the Company may select the arbitrator from its three (3) previously selected Proposed Arbitrators by providing written notice of such selection to the Purchaser.

(c) If a Proposed Arbitrator chosen to serve as arbitrator declines or is otherwise unable to serve as arbitrator, then the party that selected such Proposed Arbitrator may select one (1) of the other three (3) Proposed Arbitrators within three (3) calendar days of the date the chosen Proposed Arbitrator declines or notifies the parties he or she is unable to serve as arbitrator. If all three (3) Proposed Arbitrators decline or are otherwise unable to serve as arbitrator, then the arbitrator selection process shall begin again in accordance with this Paragraph 4.2.

(d) The date that the Proposed Arbitrator selected pursuant to this Paragraph 4.2 agrees in writing (including via email) delivered to both parties to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”. If an arbitrator resigns or is unable to act during the Arbitration, a replacement arbitrator shall be chosen in accordance with this Paragraph 4.2 to continue the Arbitration. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association.

(e) Subject to Paragraph 4.10 below, the cost of the arbitrator must be paid equally by both parties. Subject to Paragraph 4.10 below, if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount being added to or subtracted from, as applicable, the Arbitration Award.

4.3         Applicability of Certain Utah Rules. The parties agree that the Arbitration shall be conducted generally in accordance with the Utah Rules of Civil Procedure and the Utah Rules of Evidence. More specifically, the Utah Rules of Civil Procedure shall apply, without limitation, to the filing of any pleadings, motions or memoranda, the conducting of discovery, and the taking of any depositions. The Utah Rules of Evidence shall apply to any hearings, whether telephonic or in person, held by the arbitrator. Notwithstanding the foregoing, it is the parties’ intent that the incorporation of such rules will in no event supersede these Arbitration Provisions. In the event of any conflict between the Utah Rules of Civil Procedure or the Utah Rules of Evidence and these Arbitration Provisions, these Arbitration Provisions shall control.

4.4         Answer and Default. An answer and any counterclaims to the Arbitration Notice shall be required to be delivered to the party initiating the Arbitration within twenty (20) calendar days after the Arbitration Commencement Date. If an answer is not delivered by the required deadline, the arbitrator must provide written notice to the defaulting party stating that the arbitrator will enter a default award against such party if such party does not file an answer within five (5) calendar days of receipt of such notice. If an answer is not filed within the five (5) day extension period, the arbitrator must render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

4.5         Related Litigation. The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state or federal court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (a) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (b) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award (or Appeal Panel Award (defined below), as applicable) hereunder, (c) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (d) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator (or of the Appeal Panel (defined below)) may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

4.6         Discovery. Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted as follows:

(a) Written discovery will only be allowed if the likely benefits of the proposed written discovery outweigh the burden or expense thereof, and the written discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking written discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:

(i)                 To facts directly connected with the transactions contemplated by the Agreement.

(ii)                 To facts and information that cannot be obtained from another source or in another manner that is more convenient, less burdensome or less expensive than in the manner requested.

(b) No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three (3) depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition. The costs associated with depositions will be borne by the party taking the deposition. The party defending the deposition will submit a notice to the party taking the deposition of the estimated attorneys’ fees that such party expects to incur in connection with defending the deposition. If the party defending the deposition fails to submit an estimate of attorneys’ fees within five (5) calendar days of its receipt of a deposition notice, then such party shall be deemed to have waived its right to the estimated attorneys’ fees. The party taking the deposition must pay the party defending the deposition the estimated attorneys’ fees prior to taking the deposition, unless such obligation is deemed to be waived as set forth in the immediately preceding sentence. If the party taking the deposition believes that the estimated attorneys’ fees are unreasonable, such party may submit the issue to the arbitrator for a decision. All depositions will be taken in Utah.

(c) All discovery requests (including document production requests included in deposition notices) must be submitted in writing to the arbitrator and the other party. The party submitting the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. The receiving party will then be allowed, within five (5) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, consistent with subparagraph (c) above, the arbitrator will within three (3) calendar days make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (i) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (ii) requires the responding party to respond to the discovery requests as limited by the arbitrator within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 5-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within twenty-five (25) calendar days of the arbitrator’s finding with respect to such discovery requests. Any party submitting any written discovery requests, including without limitation interrogatories, requests for production subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, before the responding party has any obligation to produce or respond to the same, unless such obligation is deemed waived as set forth above.

(d) In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.

(e) Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted within sixty (60) days of the Arbitration Commencement Date. Each party will be allowed a maximum of two (2) experts. Expert reports must contain the following: (i) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (ii) the expert’s name and qualifications, including a list of all the expert’s publications within the preceding ten (10) years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding ten (10) years; and (iii) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one (1) time for no more than four (4) hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

4.6         Dispositive Motions. Each party shall have the right to submit dispositive motions pursuant Rule 12 or Rule 56 of the Utah Rules of Civil Procedure (a “Dispositive Motion”). The party submitting the Dispositive Motion may, but is not required to, deliver to the arbitrator and to the other party a memorandum in support (the “Memorandum in Support”) of the Dispositive Motion. Within seven (7) calendar days of delivery of the Memorandum in Support, the other party shall deliver to the arbitrator and to the other party a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) calendar days of delivery of the Memorandum in Opposition, as applicable, the party that submitted the Memorandum in Support shall deliver to the arbitrator and to the other party a reply memorandum to the Memorandum in Opposition (“Reply Memorandum”). If the applicable party shall fail to deliver the Memorandum in Opposition as required above, or if the other party fails to deliver the Reply Memorandum as required above, then the applicable party shall lose its right to so deliver the same, and the Dispositive Motion shall proceed regardless.

4.7         Confidentiality. All information disclosed by either party (or such party’s agents) during the Arbitration process (including without limitation information disclosed during the discovery process or any Appeal (defined below)) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party (or its agents) during the Arbitration process (including without limitation during the discovery process or any Appeal) unless (a) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party or its agents, (b) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure, or (c) such information is disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

4.8         Authorization; Timing; Scheduling Order. Subject to all other portions of these Arbitration Provisions, the parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the Arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within one hundred twenty (120) calendar days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 120-day period.

4.9         Relief. The arbitrator shall have the right to award or include in the Arbitration Award (or in a preliminary ruling) any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

4.10                 Fees and Costs. As part of the Arbitration Award, the arbitrator is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration, and (b) reimburse the prevailing party for all reasonable attorneys’ fees, arbitrator costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration.

4.11                 Subsequent Arbitration. In the event an Arbitration is commenced between the parties and an Arbitration Award is entered and then a subsequent dispute arises between the parties, then such subsequent dispute shall be heard by the Arbitrator chosen to conduct the initial Arbitration and the the subsequent Arbitration shall be deemed a continuance of the original Arbitration.

5.
Arbitration Appeal.

5.1         Initiation of Appeal. Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) calendar days in which to notify the other party (the “Appellee”), in writing, that the Appellant elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”) to a panel of arbitrators as provided in Paragraph 5.2 below. The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 4.1 above with respect to delivery of an Arbitration Notice. In addition, together with delivery of the Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with delivery of the Appeal Notice) a bond in the amount of 110% of the sum the Appellant owes to the Appellee as a result of the Arbitration Award the Appellant is appealing. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of this Paragraph 5.1, the Appeal will occur as a matter of right and, except as specifically set forth herein, will not be further conditioned. In the event a party does not deliver an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline prescribed in this Paragraph 5.1, such party shall lose its right to appeal the Arbitration Award. If no party delivers an Appeal Notice (along with proof of payment of the applicable bond) to the other party within the deadline described in this Paragraph 5.1, the Arbitration Award shall be final. The parties acknowledge and agree that any Appeal shall be deemed part of the parties’ agreement to arbitrate for purposes of these Arbitration Provisions and the Arbitration Act.

5.2         Selection and Payment of Appeal Panel. In the event an Appellant delivers an Appeal Notice to the Appellee (together with proof of payment of the applicable bond) in compliance with the provisions of Paragraph 5.1 above, the Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”).

(a)         Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five (5) designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services, and shall not be the arbitrator who rendered the Arbitration Award being appealed (the “Original Arbitrator”). Within five (5) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 5-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant.

(b)         If the Appellee fails to submit to the Appellant the names of the Proposed Appeal Arbitrators within ten (10) calendar days after the Appeal Date pursuant to subparagraph (a) above, then the Appellant may at any time prior to the Appellee so designating the Proposed Appeal Arbitrators, identify the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service (none of whom may be the Original Arbitrator) by written notice to the Appellee. The Appellee may then, within five (5) calendar days after the Appellant has submitted notice of its selected arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of such selected arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing within such 5-day period three (3) of the arbitrators selected by the Appellant to serve as the members of the Appeal Panel, then the Appellant may select the three (3) members of the Appeal Panel from the Appellant’s list of five (5) arbitrators by providing written notice of such selection to the Appellee.

(c)         If a selected Proposed Appeal Arbitrator declines or is otherwise unable to serve, then the party that selected such Proposed Appeal Arbitrator may select one (1) of the other five (5) designated Proposed Appeal Arbitrators within three (3) calendar days of the date a chosen Proposed Appeal Arbitrator declines or notifies the parties he or she is unable to serve as an arbitrator. If at least three (3) of the five (5) designated Proposed Appeal Arbitrators decline or are otherwise unable to serve, then the Proposed Appeal Arbitrator selection process shall begin again in accordance with this Paragraph 5.2; provided, however, that any Proposed Appeal Arbitrators who have already agreed to serve shall remain on the Appeal Panel.

(d)         The date that all three (3) Proposed Appeal Arbitrators selected pursuant to this Paragraph 5.2 agree in writing (including via email) delivered to both the Appellant and the Appellee to serve as members of the Appeal Panel hereunder is referred to herein as the “Appeal Commencement Date”. No later than five (5) calendar days after the Appeal Commencement Date, the Appellee shall designate in writing (including via email) to the Appellant and the Appeal Panel the name of one (1) of the three (3) members of the Appeal Panel to serve as the lead arbitrator in the Appeal proceedings. Each member of the Appeal Panel shall be deemed an arbitrator for purposes of these Arbitration Provisions and the Arbitration Act, provided that, in conducting the Appeal, the Appeal Panel may only act or make determinations upon the approval or vote of no less than the majority vote of its members, as announced or communicated by the lead arbitrator on the Appeal Panel. If an arbitrator on the Appeal Panel ceases or is unable to act during the Appeal proceedings, a replacement arbitrator shall be chosen in accordance with Paragraph 5.2 above to continue the Appeal as a member of the Appeal Panel. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators for the Appeal Panel shall be selected under the then prevailing rules of the American Arbitration Association.

(d)         Subject to Paragraph 5.7 below, the cost of the Appeal Panel must be paid entirely by the Appellant.

5.3
Appeal Procedure. The Appeal will be deemed an appeal of the entire Arbitration Award. In conducting the Appeal, the Appeal Panel shall conduct a de novo review of all Claims described or otherwise set forth in the Arbitration Notice. Subject to the foregoing and all other provisions of this Paragraph 5, the Appeal Panel shall conduct the Appeal in a manner the Appeal Panel considers appropriate for a fair and expeditious disposition of the Appeal, may hold one or more hearings and permit oral argument, and may review all previous evidence and discovery, together with all briefs, pleadings and other documents filed with the Original Arbitrator (as well as any documents filed with the Appeal Panel pursuant to Paragraph 5.4(a) below). Notwithstanding the foregoing, in connection with the Appeal, the Appeal Panel shall not permit the parties to conduct any additional discovery or raise any new Claims to be arbitrated, shall not permit new witnesses or affidavits, and shall not base any of its findings or determinations on the Original Arbitrator’s findings or the Arbitration Award.

5.4
Timing.

 (a)         Within seven (7) calendar days of the Appeal Commencement Date, the Appellant (i) shall deliver or cause to be delivered to the Appeal Panel copies of the Appeal Notice, all discovery conducted in connection with the Arbitration, and all briefs, pleadings and other documents filed with the Original Arbitrator (which material Appellee shall have the right to review and supplement if necessary), and (ii) may, but is not required to, deliver to the Appeal Panel and to the Appellee a Memorandum in Support of the Appellant’s arguments concerning or position with respect to all Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration. Within seven (7) calendar days of the Appellant’s delivery of the Memorandum in Support, as applicable, the Appellee shall deliver to the Appeal Panel and to the Appellant a Memorandum in Opposition to the Memorandum in Support. Within seven (7) calendar days of the Appellee’s delivery of the Memorandum in Opposition, as applicable, the Appellant shall deliver to the Appeal Panel and to the Appellee a Reply Memorandum to the Memorandum in Opposition. If the Appellant shall fail to substantially comply with the requirements of clause (i) of this subparagraph (a), the Appellant shall lose its right to appeal the Arbitration Award, and the Arbitration Award shall be final. If the Appellee shall fail to deliver the Memorandum in Opposition as required above, or if the Appellant shall fail to deliver the Reply Memorandum as required above, then the Appellee or the Appellant, as the case may be, shall lose its right to so deliver the same, and the Appeal shall proceed regardless.

(b)         Subject to subparagraph (a) above, the parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date, and that the Appeal Panel must render its decision within thirty (30) calendar days after the Appeal is heard (and in no event later than sixty (60) calendar days after the Appeal Commencement Date).

5.5
Appeal Panel Award. The Appeal Panel shall issue its decision (the “Appeal Panel Award”) through the lead arbitrator on the Appeal Panel. Notwithstanding any other provision contained herein, the Appeal Panel Award shall (a) supersede in its entirety and make of no further force or effect the Arbitration Award (provided that any protective orders issued by the Original Arbitrator shall remain in full force and effect), (b) be final and binding upon the parties, with no further rights of appeal, (c) be the sole and exclusive remedy between the parties regarding any Claims, counterclaims, issues, or accountings presented or pleaded in the Arbitration, and (d) be promptly payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incurred in connection with or incident to enforcing the Appeal Panel Award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The Appeal Panel Award shall include Default Interest (with respect to monetary awards) at the rate specified in the Note for Default Interest both before and after the Arbitration Award. Judgment upon the Appeal Panel Award will be entered and enforced by a state or federal court sitting in Salt Lake County, Utah.

5.6
Relief. The Appeal Panel shall have the right to award or include in the Appeal Panel Award any relief which the Appeal Panel deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the Appeal Panel may not award exemplary or punitive damages.

5.7
Fees and Costs. As part of the Appeal Panel Award, the Appeal Panel is hereby directed to require the losing party (the party being awarded the least amount of money by the arbitrator, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) to (a) pay the full amount of any unpaid costs and fees of the Arbitration and the Appeal Panel, and (b) reimburse the prevailing party (the party being awarded the most amount of money by the Appeal Panel, which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any part) the reasonable attorneys’ fees, arbitrator and Appeal Panel costs and fees, deposition costs, other discovery costs, and other expenses, costs or fees paid or otherwise incurred by the prevailing party in connection with the Arbitration (including without limitation in connection with the Appeal).

6.           Miscellaneous.

6.1         Severability. If any part of these Arbitration Provisions is found to violate or be illegal under applicable law, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law, and the remainder of the Arbitration Provisions shall remain unaffected and in full force and effect.

6.2         Governing Law. These Arbitration Provisions shall be governed by the laws of the State of Utah without regard to the conflict of laws principles therein.

6.3         Interpretation. The headings of these Arbitration Provisions are for convenience of reference only and shall not form part of, or affect the interpretation of, these Arbitration Provisions.

6.4         Waiver. No waiver of any provision of these Arbitration Provisions shall be effective unless it is in the form of a writing signed by the party granting the waiver.

6.5         Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of these Arbitration Provisions.

[Remainder of page intentionally left blank]